Exhibit 2.4

AM	ALARIS® MEDICAL SYSTEMS ALARIS MEDICAL SYSTEMS, INC.
COMMON STOCK	INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	CUSIP 011637 10 5 SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES that

is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE.

of ALARIS Medical Systems, Inc. transferable on the books of ALARIS Medical Systems, Inc. in person or by duly authorized attorney upon surrender of this Certificate property endorsed. This Certificate and the shares of Common Stock represented hereby are issued and shall be held subject to the laws of the State of Delaware and the Certificate of Incorporation and Bylaws of the ALARIS Medical Systems, Inc., as amended (copies of which are on file with the Transfer Agent). This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

        IN WITNESS WHEREOF, ALARIS Medical Systems, Inc. has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and sealed with the facsimile seal of ALARIS Medical Systems, Inc.

Dated:
[ALARIS MEDICAL SYSTEMS, INC. SEAL]	Secretary	Chief Executive Officer

Countersigned and Registered:
AMERICAN STOCK TRANSFER & TRUST COMPANY (New York, New York) Transfer Agent and Registrar
By	Authorized Signature

        The Corporation will furnish without charge to each stockholder who so requests, the designations, powers, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such request may be made to the Corporation or to the Transfer Agent.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

        For Value Received,                                                                                                                                                     hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
Please print or typewrite name and address including postal zip code of assignee

Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:	THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.